Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2018 YEAR-END RESULTS

2018 Fourth Quarter Key Highlights

•	Sales for the fourth quarter increased 10 percent to $2.0 billion; in local currency, sales increased 11 percent

•	Operating profit for the quarter grew 21 percent to $309 million; adjusted operating profit grew 23 percent to $315 million

•	Earnings per share for the quarter increased 156 percent to $0.64 per share; adjusted earnings per share grew 56 percent to $0.64 per share

•	Returned $336 million to shareholders through share repurchases and dividends in the quarter

•	Anticipate 2019 earnings per share to be in the range of $2.56 - $2.76 per share, and on an adjusted basis to be in the range of $2.60 - $2.80 per share

LIVONIA, Mich. (February 7, 2019) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported strong net sales and earnings per share growth for the fourth quarter and full year of 2018.

2018 Fourth Quarter Commentary

•	On a reported basis, compared to fourth quarter 2017:

•	Net sales increased 10 percent to $2.0 billion; in local currency, net sales increased 11 percent

•	In local currency, North American sales increased 14 percent and International sales were flat

•	Gross margin decreased 60 basis points to 32.0 percent from 32.6 percent

•	Operating margin increased 130 basis points to 15.1 percent from 13.8 percent

•	Net income was $0.64 per share compared to $0.25 per share

•
Compared to fourth quarter 2017, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate in 2018 of 25 percent (reduced from previously estimated 26 percent due to recently updated IRS guidance, and 34 percent in 2017), were as follows:

•	Gross margin decreased 30 basis points to 32.3 percent compared to 32.6 percent

•	Operating margin increased 150 basis points to 15.4 percent compared to 13.9 percent

•	Net income was $0.64 per share compared to $0.41 per share

•	Liquidity at the end of the fourth quarter was $559 million

2018 Fourth Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 4 percent (6 percent excluding the impact of foreign currency translation), driven by 8 percent growth in North America

•
Decorative Architectural Products’ net sales increased 30 percent; excluding the acquisition of Kichler, net sales increased 8 percent due to growth in paints and other coating products, partially due to sales pulled-forward from the first quarter of 2019

•	Cabinetry Products’ net sales increased 1 percent; excluding the divestiture of Moores, sales increased 4 percent with growth in both the repair and remodel and new construction businesses

•	Windows and Other Specialty Products’ net sales decreased 1 percent due to continued softness in the UK market, partially offset by growth in North America

“We delivered strong sales and profit growth in the fourth quarter of 2018, despite an increasingly challenging environment,” said Keith Allman, Masco’s President and CEO. “This growth was led by our Plumbing and Decorative Architectural Products segments. Additionally, we returned $336 million to shareholders through share buybacks and dividends during the quarter.”

2018 Full Year Key Highlights

•	Sales for the year increased 9 percent to $8.4 billion; in local currency, sales increased 9 percent

•	Operating profit grew 1 percent to $1,211 million; adjusted operating profit grew 6 percent to $1,265 million

•	Generated $803 million of free cash flow, for a free cash flow conversion rate of approximately 102 percent

•	Returned $788 million to shareholders through share repurchases and dividends

•	Earnings per share for the year grew 43 percent to $2.37 per share; adjusted earnings per share grew 29 percent to $2.50 per share

2018 Full Year Commentary

•	On a reported basis, compared to full year 2017:

•	Net sales increased 9 percent to $8.4 billion

•	In local currency, North American sales increased 11 percent and International sales decreased 2 percent

•	Gross margin decreased 200 basis points to 32.2 percent from 34.2 percent

•	Operating margin decreased 110 basis points to 14.5 percent from 15.6 percent

•	Net income was $2.37 per share compared to $1.66 per share

•
Compared to full year 2017, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate in 2018 of 25 percent (reduced from previously estimated 26 percent due to recently updated IRS guidance, and 34 percent in 2017), were as follows:

•	Gross margin decreased 140 basis points to 32.8 percent compared to 34.2 percent

•	Operating margin decreased 60 basis points to 15.1 percent compared to 15.7 percent

•	Net income was $2.50 per share compared to $1.94 per share

•	Free cash flow was $803 million

“We continued to execute on our long-term growth and capital allocation strategies to deliver strong sales, operating profit, and earnings per share growth in 2018, despite significant headwinds from increased commodity and logistics costs,” said Allman. “We achieved top- and bottom-line growth in our Plumbing Products segment led by strong 8 percent sales growth in North America. We grew sales and operating profit in our Decorative Architectural Products segment with the acquisition of Kichler Lighting, and continued growth in our paints and other coating products and builders’ hardware businesses. Our Cabinetry Products segment returned to growth in 2018 driven by its significant new retail program win, and we grew our Windows and Other Specialty Products segment excluding divestitures. We also continued our balanced capital allocation strategy by completing the $549 million acquisition of Kichler Lighting, repurchasing 18.6 million shares for $654 million, increasing our dividend for the fifth year in a row, and reducing debt by $106 million.”

“While we expect growth in some of our markets to moderate in 2019, we believe we are well positioned to drive profitable growth and create shareholder value by continuing to execute on our strategies in 2019,” continued Allman. “The fundamentals of the repair and remodel industry, which represents approximately 85% of our business, remain strong, and we anticipate our adjusted earnings per share to be in the range of $2.60 to $2.80 for 2019.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2018 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, February 7, 2019 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 9775649. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 9775649. The telephone replay will be available approximately two hours after the end of the call and continue through March 9, 2019.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials and increasing tariffs, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$2,041	$1,853	$8,359	$7,642
Cost of sales	1,388	1,249	5,670	5,030
Gross profit	653	604	2,689	2,612

Selling, general and administrative expenses	344	348	1,478	1,418
Operating profit	309	256	1,211	1,194

Other income (expense), net:
Interest expense	(39)	(39)	(156)	(278)
Other, net	(2)	(69)	(13)	(32)
	(41)	(108)	(169)	(310)
Income before income taxes	268	148	1,042	884

Income tax expense	60	56	258	304
Net income	208	92	784	580

Less: Net income attributable to noncontrolling interest	14	12	50	47
Net income attributable to Masco Corporation	$194	$80	$734	$533

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.64	$0.25	$2.37	$1.66

Average diluted common shares outstanding	299	314	307	318

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,041	$1,853	$8,359	$7,642

Gross profit, as reported	$653	$604	$2,689	$2,612
Rationalization charges	6	1	14	4
Kichler inventory step up adjustment	—	—	40	—
Gross profit, as adjusted	$659	$605	$2,743	$2,616

Gross margin, as reported	32.0%	32.6%	32.2%	34.2%
Gross margin, as adjusted	32.3%	32.6%	32.8%	34.2%

Selling, general and administrative expenses, as reported	$344	$348	$1,478	$1,418

Selling, general and administrative expenses as percent of net sales, as reported	16.9%	18.8%	17.7%	18.6%

Operating profit, as reported	$309	$256	$1,211	$1,194
Rationalization charges	6	1	14	4
Kichler inventory step up adjustment	—	—	40	—
Operating profit, as adjusted	$315	$257	$1,265	$1,198

Operating margin, as reported	15.1%	13.8%	14.5%	15.6%
Operating margin, as adjusted	15.4%	13.9%	15.1%	15.7%

Year Ended December 31, 2018
Free Cash Flow Reconciliation and Free Cash Flow Conversion Rate

Net cash from operating activities	$1,032
Capital expenditures	(219)
Displays	(10)
Free Cash Flow	$803

Net income	$784

Free cash flow conversion rate	102%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Income Per Common Share Reconciliation

Income before income taxes, as reported	$268	$148	$1,042	$884
Rationalization charges	6	1	14	4
Kichler inventory step up adjustment	—	—	40	—
(Gains) from private equity funds, net	(1)	(1)	(1)	(3)
(Earnings) from equity investments, net	(1)	—	(3)	(1)
Impairment of private equity funds	—	—	—	2
Loss on extinguishment of debt	—	—	—	107
Loss on sales of businesses, net	—	64	—	13
Income before income taxes, as adjusted	272	212	1,092	1,006
Tax at 25% rate (34% for 2017)	(68)	(72)	(273)	(342)
Less: Net income attributable to noncontrolling interest	14	12	50	47
Net income, as adjusted	$190	$128	$769	$617

Net income per common share, as adjusted	$0.64	$0.41	$2.50	$1.94

Average diluted common shares outstanding	299	314	307	318

Outlook for the Year Ended December 31, 2019

	Year Ended December 31, 2019
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$2.56	$2.76
Rationalization charges	0.01	0.01
Allocation to participating securities per share (1)	0.03	0.03
Net income per common share, as adjusted	$2.60	$2.80

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2018 and 2017

(dollars in millions)

	December 31, 2018	December 31, 2017
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$559	$1,194
Short-term bank deposits	—	108
Receivables	1,153	1,066
Inventories	946	784
Prepaid expenses and other	108	111
Total Current Assets	2,766	3,263

Property and equipment, net	1,223	1,129
Goodwill	898	841
Other intangible assets, net	406	187
Other assets	100	114
Total Assets	$5,393	$5,534

Liabilities
Current Liabilities:
Accounts payable	$926	$824
Notes payable	8	116
Accrued liabilities	750	727
Total Current Liabilities	1,684	1,667

Long-term debt	2,971	2,969
Other liabilities	669	715
Total Liabilities	5,324	5,351

Equity	69	183
Total Liabilities and Equity	$5,393	$5,534

	As of
	December 31, 2018	December 31, 2017
Other Financial Data
Working Capital Days
Receivable days	53	51
Inventory days	64	59
Payable days	71	72
Working capital	$1,173	$1,026
Working capital as a % of sales (LTM)	14.0%	13.4%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2018 and 2017

(dollars in millions)

	Year Ended December 31,
	2018	2017
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$981	$902
Working capital changes	51	(151)
Net cash from operating activities	1,032	751

Cash Flows From (For) Financing Activities:
Retirement of notes	(114)	(535)
Purchase of Company common stock	(654)	(331)
Cash dividends paid	(134)	(129)
Dividends paid to noncontrolling interest	(89)	(35)
Issuance of notes, net of issuance costs	—	593
Decrease in debt, net	(1)	(3)
Debt extinguishment costs	—	(104)
Proceeds from the exercise of stock options	14	—
Employee withholding taxes paid on stock-based compensation	(42)	(33)
Net cash for financing activities	(1,020)	(577)

Cash Flows From (For) Investing Activities:
Capital expenditures	(219)	(173)
Acquisition of businesses, net of cash acquired	(549)	(89)
Proceeds from disposition of businesses, net of cash disposed	—	128
Other, net	117	109
Net cash for investing activities	(651)	(25)

Effect of exchange rate changes on cash and cash investments	4	55

Cash and Cash Investments:
(Decrease) increase for the period	(635)	204
At January 1	1,194	990
At December 31	$559	$1,194

	As of
	December 31, 2018	December 31, 2017
Liquidity
Cash and cash investments	$559	$1,194
Short-term bank deposits	—	108
Total Liquidity	$559	$1,302

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Plumbing Products
Net sales	$1,003	$961	4%	$3,998	$3,732	7%

Operating profit, as reported	$181	$165		$715	$702
Operating margin, as reported	18.0%	17.2%		17.9%	18.8%

Rationalization charges	3	1		7	1
Accelerated depreciation related to rationalization activity	1	—		2	1
Operating profit, as adjusted	185	166		724	704
Operating margin, as adjusted	18.4%	17.3%		18.1%	18.9%

Depreciation and amortization	19	17		75	62
EBITDA, as adjusted	$204	$183		$799	$766

Decorative Architectural Products
Net sales	$632	$487	30%	$2,656	$2,206	20%

Operating profit, as reported	$118	$83		$456	$438
Operating margin, as reported	18.7%	17.0%		17.2%	19.9%

Kichler inventory step up adjustment	—	—		40	—
Operating profit, as adjusted	118	83		496	438
Operating margin, as adjusted	18.7%	17.0%		18.7%	19.9%

Depreciation and amortization	10	4		35	16
EBITDA, as adjusted	$128	$87		$531	$454

Cabinetry Products
Net sales	$226	$223	1%	$950	$934	2%

Operating profit, as reported	$24	$25		$86	$92
Operating margin, as reported	10.6%	11.2%		9.1%	9.9%

Rationalization charges	—	—		—	2
Operating profit, as adjusted	24	25		86	94
Operating margin, as adjusted	10.6%	11.2%		9.1%	10.1%

Depreciation and amortization	3	3		13	14
EBITDA, as adjusted	$27	$28		$99	$108

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Windows and Other Specialty Products
Net sales	$180	$182	(1)%	$755	$770	(2)%

Operating profit, as reported	$6	$4		$34	$54
Operating margin, as reported	3.3%	2.2%		4.5%	7.0%

Rationalization charges	2	—		5	—
Operating profit, as adjusted	8	4		39	54
Operating margin, as adjusted	4.4%	2.2%		5.2%	7.0%

Depreciation and amortization	6	5		23	21
EBITDA, as adjusted	$14	$9		$62	$75

Total
Net sales	$2,041	$1,853	10%	$8,359	$7,642	9%

Operating profit, as reported - segment	$329	$277		$1,291	$1,286
General corporate expense, net (GCE)	(20)	(21)		(80)	(92)
Operating profit, as reported	309	256		1,211	1,194
Operating margin, as reported	15.1%	13.8%		14.5%	15.6%

Rationalization charges - segment	5	1		12	3
Accelerated depreciation related to rationalization activity - segment	1	—		2	1
Kichler inventory step up adjustment	—	—		40	—
Operating profit, as adjusted	315	257		1,265	1,198
Operating margin, as adjusted	15.4%	13.9%		15.1%	15.7%

Depreciation and amortization - segment	38	29		146	113
Depreciation and amortization - non-operating	2	3		8	13

EBITDA, as adjusted	$355	$289		$1,419	$1,324

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2018 and 2017

(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
North American
Net sales	$1,651	$1,449	14%	$6,763	$6,067	11%

Operating profit, as reported	$281	$226		$1,094	$1,080
Operating margin, as reported	17.0%	15.6%		16.2%	17.8%

Rationalization charges	3	1		7	3
Accelerated depreciation related to rationalization activity	1	—		2	1
Kichler inventory step up adjustment	—	—		40	—
Operating profit, as adjusted	285	227		1,143	1,084
Operating margin, as adjusted	17.3%	15.7%		16.9%	17.9%

Depreciation and amortization	28	18		104	74
EBITDA, as adjusted	$313	$245		$1,247	$1,158

International
Net sales	$390	$404	(3)%	$1,596	$1,575	1%

Operating profit, as reported	$48	$51		$197	$206
Operating margin, as reported	12.3%	12.6%		12.3%	13.1%

Rationalization charges	2	—		5	—
Operating profit, as adjusted	50	51		202	206
Operating margin, as adjusted	12.8%	12.6%		12.7%	13.1%

Depreciation and amortization	10	11		42	39
EBITDA, as adjusted	$60	$62		$244	$245

Total
Net sales	$2,041	$1,853	10%	$8,359	$7,642	9%

Operating profit, as reported - segment	$329	$277		$1,291	$1,286
General corporate expense, net (GCE)	(20)	(21)		(80)	(92)
Operating profit, as reported	309	256		1,211	1,194
Operating margin, as reported	15.1%	13.8%		14.5%	15.6%

Rationalization charges - segment	5	1		12	3
Accelerated depreciation related to rationalization activity - segment	1	—		2	1
Kichler inventory step up adjustment	—	—		40	—
Operating profit, as adjusted	315	257		1,265	1,198
Operating margin, as adjusted	15.4%	13.9%		15.1%	15.7%

Depreciation and amortization - segment	38	29		146	113
Depreciation and amortization - non-operating	2	3		8	13
EBITDA, as adjusted	$355	$289		$1,419	$1,324
Historical information is available on our website.